As filed with the Securities and Exchange Commission on June 24, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE MEN’S WEARHOUSE, INC.
(Exact name of registrant as specified in its charter)

Texas	74-1790172
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6380 Rogerdale Road
Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)
The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan
(Full title of the plan)

Neill P. Davis
6380 Rogerdale Road
Houston, Texas 77072
(Name and address of agent for service)
(281) 776-7000
(Telephone number, including area code, of agent for service)

With Copy to:
Fulbright & Jaworski L.L.P.
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151
Attention: Michael W. Conlon

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of securities	Amount to	maximum offering	aggregate offering	Amount of
to be registered	be registered	price per unit(2)	price(2)	registration fee
Common Stock $.01 par value	2,500,000 shares(1)	$32.075	$80,187,500	$9,309.77

(1)	Represents shares added to the 2004 Long-Term Incentive Plan (the “2004 Plan”) upon the amendment thereof. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the 2004 Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of Common Stock on the New York Stock Exchange on June 20, 2011.

PART II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
This Registration Statement registers additional securities of the same class as other securities for which registration statements on this Form (Registration Nos. 333-125182 and 333-152298, the “Earlier Registration Statements”) relating to The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan, as amended and restated effective April 1, 2008 (the “2004 Plan”) are effective. Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statements are incorporated herein by reference.
Item 8. Exhibits

Exhibit
Number		Exhibit
4.1	—	2004 Long-Term Incentive Plan (as amended and restated effective April 1, 2008) (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 27, 2008).

4.2	—	First Amendment to 2004 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 17, 2011).

5.1	—	Opinion of Laura Ann Smith (filed herewith).

23.1	—	Consent of Deloitte & Touche LLP, independent registered public accounting firm (filed herewith).

23.2	—	Consent of Laura Ann Smith (included in Exhibit 5.1).

24.1	—	Powers of Attorney from certain members of the Board of Directors of the Company (contained on pages II-3 and II-4).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 24, 2011.

THE MEN’S WEARHOUSE, INC.
By:	/s/ DOUGLAS S. EWERT
Douglas S. Ewert
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George Zimmer and David Edwab, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Douglas S. Ewert	President and Chief Executive Officer and Director	June 24, 2011

/s/ NEILL P. DAVIS Neill P. Davis	Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer	June 24, 2011

/s/ DIANA M. WILSON Diana M. Wilson	Senior Vice President, Chief Accounting Officer and Principal Accounting Officer	June 24, 2011

Signature	Title	Date

/s/ GEORGE ZIMMER George Zimmer	Executive Chairman of the Board and Director	June 24, 2011

/s/ DAVID H. EDWAB David H. Edwab	Vice Chairman of the Board and Director	June 24, 2011

/s/ RINALDO S. BRUTOCO Rinaldo S. Brutoco	Director	June 24, 2011

/s/ MICHAEL L. RAY Michael L. Ray	Director	June 24, 2011

	Director	________ __, 2011
Sheldon I. Stein

/s/ LARRY R. KATZEN Larry R. Katzen	Director	June 24, 2011

/s/ GRACE NICHOLS Grace Nichols	Director	June 24, 2011

/s/ DEEPAK CHOPRA Deepak Chopra	Director	June 24, 2011

/s/ WILLIAM B. SECHREST William B. Sechrest	Director	June 24, 2011

INDEX TO EXHIBITS

Exhibit
Number		Exhibit
4.1	—	2004 Long-Term Incentive Plan (as amended and restated effective April 1, 2008) (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 27, 2008).

4.2	—	First Amendment to 2004 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 17, 2011).

5.1	—	Opinion of Laura Ann Smith (filed herewith).

23.1	—	Consent of Deloitte & Touche LLP, independent registered public accounting firm (filed herewith).

23.2	—	Consent of Laura Ann Smith (included in Exhibit 5.1).

24.1	—	Powers of Attorney from certain members of the Board of Directors of the Company (contained on pages II-3 and II-4).